SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K /A
First Amendment

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  March 25, 2008

FUEGO ENTERTAINMENT, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-52054	20-2078925
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8010 NW 156 Terrace, Miami, Florida	33018
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (305) 823-9999

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5 - Corporate Governance and Management

Item 5.02   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 25, 2008, Marc A. Bodin resigned his position effective on April 1, 2008 as a Director of Fuego Entertainment, Inc.  Mr. Bodin has no disagreements with the Company on any matter relating to our operations, policies or practices.

SECTION 8 - Other Events

Item 8.01   Other Events

Fuego Entertainment Receives Notice of a Lawsuit Filed by Apple Corps for Damages and to Restrain Us From Distributing the 1962 Hamburg, Germany Music Recordings at the Star Club

The Company received notice of a lawsuit filed by the London based Apple Corps on behalf of the Beatles. Apple seeks damages in excess of $15,000,000 and  an order prohibiting the release of the 1962 Hamburg recordings of the Beatles.    As of this date, we have not released such recordings to the public, with the exception of portions of one track used to demonstrate the music library we acquired relative to a joint venture arrangement. We deny Apple Corp.'s allegations and intend to vigorously defend Fuego's rights.

Apple Corps claims that the songs were taped without the consent of the band and that Fuego and sister companies Echo-Fuego Music Group LLC and Echo-Vista Inc. have no right to distribute them. The lawsuit contends that the recordings are of poor quality and would adversely impact the valuable images associated with the Beatles.

Although Fuego Entertainment continues to be advised by the entertainment law firm, Simran Singh, P.A., Fuego has also retained the legal services of the Miami based Genovese, Joblove & Battista, P.A.Genovese, Joblove & Battista, P.A., a firm that concentrates its practice in the areas of intellectual property and trademark litigation.

SECTION 9 - Financial Statements and Exhibits

Item 9.01   Financial Statements and Exhibits

a) Financial Statements
None

b) Exhibits

Exhibit No.	Description
99.1	Letter of Resignation from Marc A. Bodin

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Fuego Entertainment, Inc.

Date: March 27, 2008	By:	/s/ Hugo Cancio
Name: Hugo Canico
Title: Chief Executive Officer